Exhibit 99.1

Plus Therapeutics Announces Reverse Stock Split

AUSTIN, Texas, April 28, 2023 – Plus Therapeutics, Inc. (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system cancers, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-15. The reverse stock split will become effective at 12:01 a.m. Eastern Time on May 1, 2023, and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on May 1, 2023 under the Company’s existing trading symbol, “PSTV.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 72941H509.

The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for Continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every fifteen (15) shares of Plus Therapeutics common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.001 per share. This will reduce the Company’s outstanding common stock from approximately 37,400,000 shares to approximately 2,493,333 shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Plus common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Broadridge Financial Services, Inc. (“Broadridge”), to act as its exchange agent for the reverse stock split. Stockholders with shares held in certificate form will receive from Broadridge instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Plus Therapeutics common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 7, 2023 by the Company.

About Plus Therapeutics

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes for patients. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in recurrent glioblastoma (GBM) and leptomeningeal metastases (LM). The Company has built a robust supply chain through strategic partnerships that enable the development, manufacturing and future potential commercialization of its products. Plus Therapeutics is led by an experienced and dedicated leadership team and has operations in key cancer clinical development hubs including Austin and San Antonio, Texas. For more information, visit https://plustherapeutics.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “designed to,” “will,” “can,” “potential,” “focus,” “preparing,” “next steps,” “possibly,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the following: the potential promise of 186Re including the ability of 186Re to safely and effectively deliver radiation directly to the tumor at high doses; expectations as to the Company’s future performance including the next steps in developing the Company’s current assets; the Company’s clinical trials including statements regarding the timing and characteristics of the ReSPECT-GBM and ReSPECT-LM clinical trials; possible negative effects of 186Re; the continued evaluation of 186Re including through evaluations in additional patient cohorts; and the intended functions of the Company’s platform and expected benefits from such functions.

The forward-looking statements included in this press release are subject to a number of risks and uncertainties that may cause actual results to differ materially from those discussed in such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s actual results may differ, including materially, from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the following: the early stage of the Company’s product candidates and therapies, the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash, the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field, among others; and additional risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

Peter Vozzo ICR Westwicke

(443) 377-4767

Peter.Vozzo@westwicke.com

Media Contact

Terri Clevenger

ICR Westwicke

(203) 856-4326

Terri.Clevenger@westwicke.com